UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2012 (August 20, 2012)

Oxford Resource Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-34815	77-0695453
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 South High Street, Suite 3450 Columbus, OH		43215
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (614) 643-0314

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of SVP and CFO

On August 14, 2012, Jeffrey M. Gutman gave notice of his decision to resign from his position as Senior Vice President, Chief Financial Officer and Treasurer of Oxford Resources GP, LLC, the general partner of the Registrant (the “General Partner”), and other affiliates of the Registrant, in order to pursue other opportunities. Mr. Gutman’s resignation is effective October 1, 2012. He will assist with an orderly transition of his responsibilities to his successor, and there is a possibility that he may remain employed with the General Partner after that date if he is needed and available to assist with the transition.

Appointment of Successor SVP and CFO

On August 15, 2012, the General Partner entered into an employment agreement with Bradley W. Harris employing Mr. Harris effective on that date. Mr. Harris, age 52, will succeed Mr. Gutman as Senior Vice President, Chief Financial Officer and Treasurer of the General Partner and other affiliates of the Registrant on October 1, 2012. There are no family relationships between Mr. Harris and any director or executive officer of the Registrant or the General Partner, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Previously, Mr. Harris was Senior Vice President and Chief Financial Officer of Essar Resources, Inc., a subsidiary of Essar Global, Inc. that was formed to be the parent company for newly-acquired Trinity Coal Corporation (an Appalachian coal producer) and Essar Steel Minnesota Limited (a development stage iron ore producer), from July 2011 to December 2011. Prior thereto, he was Senior Vice President, Chief Financial Officer and Treasurer of International Coal Group, Inc., a producer of coal with reserves in Northern and Central Appalachia and in the Illinois Basin, from September 2006 to June 2011. And before that, Mr. Harris was Executive Vice President and Chief Financial Officer of GMH Communities Trust from August 2004 to March 2006, Vice President and Chief Accounting Officer of Brandywine Realty Trust from September 1999 to March 2004 and Controller of Envirosource, Inc. from September 1996 to August 1999. He began his professional career with Ernst & Young LLP, where he was employed from September 1981 to July 1996 and served in his last eight years there as an Audit Senior Manager.

Mr. Harris earned a B.S. in Accounting from Lehigh University in 1981 and an M.B.A. from Lehigh University in 1986.

Employment Agreement for Successor SVP and CFO

As indicated above, the General Partner entered into an employment agreement with Mr. Harris (the “Executive”) effective August 15, 2012 (the “Employment Agreement”). The Employment Agreement has an initial term running from the effective date through December 31, 2014. After the initial term, the Employment Agreement automatically extends for successive one-year periods unless and until either party elects to terminate the Employment Agreement by giving at least 90 days written notice prior to the commencement of the next succeeding one-year period. The Employment Agreement establishes customary employment terms including the base salary, bonuses and other incentive compensation and other benefits.

The Employment Agreement provides for an annual base salary of $300,000, which is subject to annual review and, in the sole discretion of the Board of Directors of the General Partner (the “Board”) based upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), to an increase in the amount thereof. It also provides for an employment inducement bonus of $50,000, a guaranteed bonus of $25,000 per month (pro-rated for a partial month) for the remainder of 2012 and an annual incentive target bonus in an amount equal to 100% of the annual base salary for 2013 and thereafter with the amount thereof to be determined based on criteria approved by the Board based upon the recommendation of the Compensation Committee. There is also a provision for a transaction bonus of one times annual base salary in the event an M&A transaction occurs on or before December 31, 2013.

The Executive is entitled to an award of 100,000 phantom units under the General Partner’s long-term incentive plan (the “LTIP”), with the award to be made on August 31, 2012. Such phantom units will vest 25% on each of August 31, 2012, March 31, 2013, March 31, 2014 and March 31, 2015. The Executive is also entitled to a further phantom unit award under the LTIP in an amount equal to 50% his target compensation for 2013 (the annual base salary plus target bonus for 2013), with the award to be made on January 1, 2013. The vesting for such phantom units will be 25% annually on each March 31 beginning March 31, 2014 for half of the awarded phantom units, and for the other half of the awarded phantom units will be based on performance criteria approved by the Board based upon the recommendation of the Compensation Committee. Upon the occurrence of a change of control with respect to the Registrant or the General Partner, all of the awards granted to the Executive under the LTIP that have not vested as of the date of the change of control will immediately vest.

The Employment Agreement also provides for, among other things, the payment of severance benefits and in some cases the continuation of certain benefits following certain terminations of employment by the General Partner or the termination of employment for “Good Reason” (as defined in the Employment Agreement) by the Executive. Under the Employment Agreement, if the Executive’s employment is terminated by the General Partner without “Cause” (as defined in the Employment Agreement) or the Executive resigns for Good Reason, in each case during the term of the Employment Agreement, the Executive will have the right to a lump sum cash severance payment by the General Partner equal to two times his annual base salary on the date of such termination. Under the Employment Agreement, if the General Partner chooses to terminate the employment of the Executive without Cause or he resigns for Good Reason, in each case after the expiration of the Employment Agreement following notice by the General Partner that it is not renewing the term of the Employment Agreement, the Executive would be entitled to a lump sum payment equal to two times his base salary. If severance benefits are being paid in connection with a change of control that occurs after December 31, 2013, the Executive will also receive an additional severance payment equal to one times his annual base salary. In any case where the Executive is entitled to a severance payment, he is also entitled to receive 18 months of COBRA benefits following his termination of employment paid by the General Partner. All of the foregoing severance benefits are conditioned on the Executive executing a release of claims in favor of the General Partner and its affiliates including the Registrant.

The Employment Agreement also contains certain confidentiality covenants prohibiting the Executive from, among other things, disclosing confidential information relating to the General Partner or any of its affiliates including the Registrant. The Employment Agreement also contains non-competition and non-solicitation restrictions. Those restrictions apply during the term of the Executive’s employment with the General Partner and continue for a period of 12 months following termination of employment if he is entitled to a termination or severance payment at the time of his termination of employment.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which will be filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

Employment Agreement Amendment for SVP, Operations

On August 15, 2012, the General Partner entered into an amendment with Gregory J. Honish, Senior Vice President, Operations of the General Partner and other affiliates of the Registrant, amending his employment agreement with the General Partner. The sole purpose of the amendment was to increase the amount of his termination or severance benefit from one times to two times his annual base salary in circumstances where he is entitled to a termination or severance benefit.

The foregoing summary of such amendment is qualified in its entirety by reference to the full text of such amendment, a copy of which will be filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

Item 8.01. Other Events.

On August 20, 2012, the Registrant issued a press release announcing the above-described resignation of the Senior Vice President and Chief Financial Officer and appointment of his successor. A copy of the press release covering such announcement and certain other matters is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated August 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Oxford Resource Partners, LP

	By:	Oxford Resources GP, LLC,
its general partner

Dated: August 20, 2012		By:	/s/ Daniel M. Maher
Name: Daniel M. Maher
Title: Senior Vice President and Chief Legal Officer